Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-222702) pertaining to 1998 Stock Option Plan and 2016 Omnibus Incentive Plan of ACM Research, Inc.;
(2)Registration Statement (Form S-8 No. 333-232780) pertaining to 2016 Omnibus Incentive Plan of ACM Research, Inc.;
(3)Registration Statement (Form S-8 No. 333-254150) pertaining to 2016 Omnibus Incentive Plan of ACM Research, Inc.; and
(4)Registration Statement (Form S-8 No. 333-271931) pertaining to 2016 Omnibus Incentive Plan of ACM Research, Inc.

of our reports dated February 28, 2024, with respect to the consolidated financial statements of ACM Research, Inc. and the effectiveness of internal control over financial reporting of ACM Research, Inc. included in this Annual Report (Form 10-K) of ACM Research, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
February 28, 2024